Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on October 28, 2011 at 8:00 a.m. EDT

Standard Register Reports Third Quarter 2011 Financial Results

DAYTON, Ohio (October 28, 2011) – Standard Register (NYSE: SR) today announced its financial results for the third quarter. The Company reported revenue of $157.5 million and a net profit of $8.4 million, or $0.29 per diluted share. The results compare to prior year revenue of $163.6 million and a net profit of $1.4 million, or $0.05 per diluted share.  Through nine months, the Company reported revenue of $486.7 million and a net profit of $8.0 million, or $0.28 per diluted share.  The nine month results compare to prior year revenue of $495.7 million and a net profit of $0.5 million, or $0.02 per diluted share.  The results for the current quarter and year reflect a favorable impact to net profit of $12.2 million, or $0.42 per diluted share due to termination of the postretirement healthcare plan.

Results of Operations

Core solution revenues across the Company grew during the quarter but were lower than overall expectations. Slightly accelerated declines in legacy products, such as business forms and transactional labels, across all business units resulted in a 4% overall revenue decline during the quarter.

The Healthcare business unit showed improved growth in its core solution revenues in part due to the Dialog Medical acquisition but also through organic growth, particularly within patient communications.  Software sales for that segment were lower than expected when factoring out the Dialog Medical revenues.  Clinical documents and administrative forms sales eroded as expected, albeit at the high end of estimates.

The Industrial business unit continued its progress with in-mold labeling solutions but experienced overall softness in manufacturing parts solutions as orders from existing customers declined during the quarter.  HVAC and home appliance manufacturers, which are a large part of the segment’s customer base, reported declining sales during the quarter, and short-term forecasts are cautious. Sales from new contracts and growth in marketing and critical communications stabilized the segment, allowing for modest growth overall.

Within the Commercial business unit, Financial Services also saw strong growth in core revenues; particularly marketing and critical communication solutions. Sales from new contracts in this segment are being mainly offset by declines isolated to a major customer.  Commercial markets experienced overall declines due to continued erosion in legacy products and reductions in core solutions that were the result of lost revenues from a few large customers.

“Turmoil within the economy in segments like banking combined with accelerated declines in legacy products affect our business and emphasize the need to accelerate our transformation to market-focused core solutions,” said Joseph P. Morgan, Jr., president and chief executive officer.  “During the quarter we launched several marketing solutions and critical communications initiatives aimed at helping our customers to meet their strategic objectives and advance their reputations.  We have also completed the majority of investments in software, services and print technology, which is vital to our success with these solutions.  Although we experienced modest growth in core revenues during the quarter, we are not satisfied with the results and they do not represent our expectations going forward. We will continue proactively to execute our strategy and react quickly and decisively to any further deterioration of the overall economy.”

Gross margin as a percent of revenue decreased from 31.7 in the prior year quarter to 29.3 for the current year quarter.  The Company experienced challenges particularly in its label operations due in part to the unexpected reduction in the Industrial business customer demand during the quarter.  This reduction of label sales coupled with material cost increases of pressure sensitive materials accounted for about $2 million of the margin decline.  In addition, the investment in digital color equipment impacted expense with no immediate offset of revenue in the quarter.  Year-to-date, gross margin as a percent of revenue reduced to 31.0 percent in the current year from 31.7 percent during the prior year, which is due to $2.1 million of more favorable LIFO adjustments recognized last year. Selling, general and administrative expenses excluding pension loss amortization and postretirement termination benefits was up $0.4 million relative to the prior year quarter and down $2.7 million on a year-to-date basis.

Adjusting for pension loss amortization, restructuring charges and postretirement termination benefits, non-GAAP net income was a break-even for the current quarter, compared with non-GAAP net income of $4.2 million, or $0.15 per diluted share for the prior year quarter.  Adjusting for pension loss amortization and settlement, restructuring charges and postretirement termination benefits, non-GAAP net income was $7.1 million, or $0.25 per diluted share for the first nine months compared with non-GAAP net income of $9.8 million, or $0.34 per diluted share for the prior year first nine months.

For the first nine months, capital expenditures were $12.0 million and are expected to be in the range of $18-21 million for the year, the majority of which will support the advancement of core growth solutions.  In addition, the Company acquired 100% of the ownership interest in iMedConsent, LLC (dba Dialog Medical) for $4.9 million in cash.  Additionally, a $0.7 million note payable will be paid over two years and, up to an additional $2.0 million in contingent payments based upon the performance of the business through the two-year anniversary of the transaction.  Pension funding contributions were $20.0 million through the first nine months and are expected to be approximately $24-30 million for the year.  Non-GAAP cash on a net debt basis was negative $5.8 million for the first nine months.

Postretirement Healthcare Plan Termination

Standard Register terminated its postretirement healthcare plan effective December 31, 2011.  While there is no successor plan to replace coverage for the retired employees currently covered by the plan, the Company is facilitating their purchase of individual plans in the marketplace.

The elimination of these benefits triggered a one-time favorable $20.2 million pre-tax impact to earnings due to elimination of $5.1 million of accumulated postretirement benefit obligations recorded as a long-term liability on the balance sheet plus, a net credit of $15.1 million for the immediate recognition of previously unrecognized prior service credits and actuarial losses that resided in accumulated other comprehensive income and deferred tax liabilities. Going forward, the Company will no longer amortize the unrecognized prior service credits and actuarial losses that have been favorably impacting pre-tax earnings by approximately $1.0 million per quarter or $4.0 million annually.

Dividend

On Thursday, October 27, 2011, Standard Register’s board of directors declared a quarterly dividend of $0.05 per share to be paid on December 9, 2011, to shareholders of record as of November 25, 2011.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EDT on October 28, 2011, to review the third quarter results. The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR) is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities.  Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2011 and beyond could differ materially from the Company’s current expectations.   Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace including the ability to attract and retain customers, results of continuous improvement and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures of operating performance including non-GAAP net income and earnings per diluted share and cash flow on a net debt basis, which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results, excluding pension loss amortization, pension settlements, restructuring charges, asset impairments and postretirement termination benefits. We believe this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

THE STANDARD REGISTER COMPANY
		STATEMENT OF OPERATIONS
		(Dollars in thousands, except per share amounts)
		(Unaudited)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
2-Oct-11	3-Oct-10		2-Oct-11	3-Oct-10
$ 157,543	$ 163,588	TOTAL REVENUE	$ 486,717	$ 495,693
111,284	111,811	COST OF SALES	335,922	338,589
46,259	51,777	GROSS MARGIN	150,795	157,104
		COSTS AND EXPENSES
51,071	49,276	Selling, general and administrative	155,404	153,929
(20,239)	-	Pension settlement and postretirement plan amendment	(19,786)	-
69	(803)	Environmental remediation	69	(803)
112	32	Restructuring and other exit costs	(65)	1,490
31,013	48,505	TOTAL COSTS AND EXPENSES	135,622	154,616
15,246	3,272	INCOME FROM OPERATIONS	15,173	2,488
		OTHER INCOME (EXPENSE)
(630)	(626)	Interest expense	(1,774)	(1,617)
60	11	Other income	558	203
(570)	(615)	Total other expense	(1,216)	(1,414)
14,676	2,657	INCOME BEFORE INCOME TAXES	13,957	1,074
6,257	1,276	Income Tax Expense	5,913	616
$ 8,419	$ 1,381	NET INCOME	$ 8,044	$ 458

29,080	28,933	Average Number of Shares Outstanding - Basic	29,035	28,906
29,204	28,934	Average Number of Shares Outstanding - Diluted	29,199	28,940
$ 0.29	$ 0.05	BASIC AND DILUTED INCOME PER SHARE	$ 0.28	$ 0.02
$ 0.05	$ 0.05	Dividends per share declared for the period	$ 0.15	$ 0.15
		MEMO:
$ 5,264	$ 5,469	Depreciation and amortization	$ 15,884	$ 17,840
$ 6,070	$ 4,668	Pension loss amortization	$ 18,212	$ 14,004

		SEGMENT OPERATING RESULTS**
		(Dollars in thousands)
		(Unaudited)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
2-Oct-11	3-Oct-10		2-Oct-11	3-Oct-10
		REVENUE
$ 43,032	$ 43,665	Financial Services	$ 129,512	$ 131,785
37,768	40,039	Commercial Markets	119,739	125,947
80,800	83,704	Total Commercial	249,251	257,732
57,717	61,385	Healthcare	177,440	184,648
19,026	18,499	Industrial	60,026	53,313
$ 157,543	$ 163,588	Total Revenue	$ 486,717	$ 495,693
		GROSS MARGIN
$ 11,852	$ 12,363	Financial Services	$ 37,711	$ 39,139
9,387	10,615	Commercial Markets	32,148	32,673
21,239	22,978	Total Commercial	69,859	71,812
19,504	22,153	Healthcare	63,048	67,155
5,408	5,958	Industrial	17,459	15,576
108	688	LIFO adjustment	429	2,561
$ 46,259	$ 51,777	Total Gross Margin	$ 150,795	$ 157,104
		INCOME BEFORE TAXES
$ 2,809	$ 1,455	Financial Services	$ 5,859	$ 4,923
(896)	(417)	Commercial Markets	(1,519)	(2,950)
1,913	1,038	Total Commercial	4,340	1,973
3,858	4,876	Healthcare	12,365	12,899
80	557	Industrial	468	(980)
8,825	(3,814)	Unallocated	(3,216)	(12,818)
$ 14,676	$ 2,657	Total Income Before Taxes	$ 13,957	$ 1,074
**Prior year data has been revised to reflect the reclassification of certain customers between segments

		BALANCE SHEET
		(Dollars in thousands)
			(Unaudited)
			2-Oct-11	2-Jan-11
		ASSETS
		Cash and cash equivalents	$ 514	$ 531
		Accounts and notes receivable	109,811	122,308
		Inventories	29,814	29,253
		Other current assets	22,917	20,953
		Total current assets	163,056	173,045
		Plant and equipment	70,531	74,149
		Goodwill and intangible assets	14,751	8,822
		Deferred taxes	97,482	102,996
		Other assets	8,296	10,819
		Total assets	$ 354,116	$ 369,831
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 1,304	$ 1,467
		Other current liabilities	79,039	77,296
		Deferred compensation	5,514	6,306
		Long-term debt	47,769	42,926
		Retiree healthcare obligation	-	4,931
		Pension benefit obligation	161,703	185,174
		Other long-term liabilities	7,345	6,883
		Shareholders' equity	51,442	44,848
		Total liabilities and shareholders' equity	$ 354,116	$ 369,831

		CONSOLIDATED STATEMENTS OF CASH FLOWS
		(Dollars in thousands)
		(Unaudited)
			39 Weeks Ended
			2-Oct-11	3-Oct-11
		Net income (loss) plus non-cash items	$ 25,900	$ 32,345
		Working capital	11,943	3,700
		Restructuring payments	(1,103)	(4,361)
		Contributions to qualified pension plan	(20,000)	(17,700)
		Other (1)	(130)	(3,057)
		Net cash provided by operating activities	16,610	10,927
		Capital expenditures, net	(12,022)	(6,458)
		Acquisition	(4,905)	(2,460)
		Proceeds from sale of equipment	40	164
		Net cash used in investing activities	(16,887)	(8,754)
		Net change in borrowings under credit facility	5,772	1,291
		Principal payments on long-term debt	(1,091)	(1,124)
		Dividends paid	(4,380)	(4,356)
		Other	78	110
		Net cash provided by (used in) financing activities	379	(4,079)
		Effect of exchange rate	(119)	(22)
		Net change in cash	$ (17)	$ (1,928)
		(1) Includes deferred compensation an non-qualified pension payments and changes in other non-current assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands, except per share amounts)
		(Unaudited)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
2-Oct-11	3-Oct-10		2-Oct-11	3-Oct-10
$ 8,419	$ 1,381	GAAP Net Income	$ 8,044	$ 458
		Adjustments, net of tax:
6,070	4,668	Pension loss amortization	18,212	14,004
(20,239)	-	Pension settlement and postretirement plan amendment	(19,786)	-
112	32	Restructuring and impairment charges	(65)	1,490
5,582	(1,866)	Tax effect of adjustments (at statutory rates)	651	(6,153)
$ (56)	$ 4,215	Non-GAAP Net Income	$ 7,056	$ 9,799
$ 0.29	$ 0.05	GAAP Income Per Share	$ 0.28	$ 0.02
		Adjustments, net of tax:
0.13	0.10	Pension loss amortization	0.38	0.29
(0.42)	-	Pension settlement and postretirement plan amendment	(0.41)	-
-	-	Restructuring and impairment charges	-	0.03
$ -	$ 0.15	Non-GAAP Income Per Share	$ 0.25	$ 0.34
		GAAP Net Cash Flow	$ (17)	$ (1,928)
		Adjustments:
		Credit facility paid (borrowed)	(5,772)	(1,291)
		Non-GAAP Net Cash Flow	$ (5,789)	$ (3,219)